Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Carrier Global Corporation of our report dated February 7, 2020 relating to the financial statements and financial statement schedule, which appears in Carrier Global Corporation’s Amendment No. 1 to Registration Statement on Form 10.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 16, 2020